As filed with the Securities and Exchange Commission on November 12, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EYENOVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1178401
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

295 Madison Avenue, Suite 2400 New York, New York	10017
(Address of principal executive offices)	(Zip code)

Eyenovia, Inc. Amended and Restated 2018 Omnibus Stock Incentive Plan

(Full title of the plan)

Tsontcho Ianchulev

Chief Executive Officer

295 Madison Avenue, Suite 2400

New York, NY 10017

(917) 289-1117

(Name, address and telephone number, including area code, of agent for service)

Copy to:
Megan N. Gates, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts 02111 (617) 542-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	1,250,000 shares	$4.06 (2)	$5,075,000.00 (2)	$470.45

(1)	The number of shares of common stock, par value $0.0001 per share (“Common Stock”), of Eyenovia, Inc. (the “Registrant”) stated above consists of 1,250,000 additional shares reserved for issuance under the Registrant’s Amended and Restated 2018 Omnibus Stock Incentive Plan (the “Plan”). The maximum number of shares which may be sold upon the exercise of such options or issuance of stock-based awards granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future grant or issuance under the Plan are based on the average of the high and the low price of the Registrant’s Common Stock as reported on The Nasdaq Capital Market as of a date (November 9, 2021) within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 1,250,000 shares of the Registrant’s Common Stock reserved for issuance under the Plan. This Registration Statement registers additional securities of the same class for which a registration statement filed on Form S-8 relating to the Plan is effective. The information contained in the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 27, 2018 (File No. 333-227049), August 14, 2019 (File No. 333-233280) and August 14, 2020 (File No. 333-246288) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 30, 2021;

(b) The Registrant’s Quarterly Reports on Form 10-Q filed with the Commission on May 14, 2021, August 12, 2021, and November 12, 2021;

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on February 3, 2021, March 2, 2021, March 15, 2021, April 1, 2021, May 5, 2021, May 10, 2021, May 14, 2021, May 25, 2021, June 15, 2021, June 16, 2021, June 21, 2021, August 11, 2021, September 15, 2021, October 25, 2021, November 5, 2021, and November 10, 2021; and

(d) The description of the Registrant’s securities contained in the Registrant’s Registration Statement on Form 8-A (File No. 333-222162), filed with the Commission on January 24, 2018, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed, but not furnished, by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. In no event, however, will any of the information, including exhibits, that the Registrant discloses under Item 2.02 or Item 7.01 of any report on Form 8-K that has been or may be, from time to time, furnished to the Commission, be incorporated by reference into or otherwise become a part of this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

None.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Registrant’s Form 8-K filed with the Commission on January 29, 2018).

4.2	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1.1 of Registrant’s Form 8-K filed with the Commission on June 14, 2018)

4.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of Registrant’s Form 8-K filed with the Commission on June 14, 2018).

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1*	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

99.1	Eyenovia, Inc. Amended and Restated 2018 Omnibus Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.3 of Registrant’s Form 10-Q filed with the Commission on August 12, 2021).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of November, 2021.

EYENOVIA, INC.

By:	/s/ Tsontcho Ianchulev
Tsontcho Ianchulev
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Tsontcho Ianchulev and John Gandolfo, and each of them singly (with full power to each of them to act alone), as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Tsontcho Ianchulev	Chief Executive Officer (principal executive officer) and Director	November 12, 2021
Tsontcho Ianchulev

/s/ John Gandolfo	Chief Financial Officer (principal financial officer and principal accounting officer)	November 12, 2021
John Gandolfo

/s/ Fredric N. Eshelman	Chairman of the Board of Directors	November 12, 2021
Fredric N. Eshelman

/s/ Curt H. LaBelle	Director	November 12, 2021
Curt H. LaBelle

/s/ Kenneth B. Lee, Jr.	Director	November 12, 2021
Kenneth B. Lee, Jr.

/s/ Ernest Mario	Director	November 12, 2021
Ernest Mario

/s/ Charles E. Mather IV	Director	November 12, 2021
Charles E. Mather IV

/s/ Anthony Y. Sun	Director	November 12, 2021
Anthony Y. Sun

/s/ Julia Haller	Director	November 12, 2021
Julia Haller

3